Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-121094 of our report dated June 1, 2005, relating to the consolidated financial statements of Cole Credit Property Trust II, Inc. and its subsidiary (a development stage company), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
Phoenix, Arizona
March 23, 2006